Exhibit 10.11

OPTICAL CABLE CORPORATION

2017 STOCK INCENTIVE PLAN

FY [Year] STOCK AWARD

Non-Employee Director

(Time Vesting)

GRANTED TO	GRANT DATE	NUMBER OF SHARES GRANTED	PRICE PER SHARE

[Name]	[Date]	[Number]	N/A

	GRANT NUMBER	VESTING AND RESTRICTION LAPSE SCHEDULE

	RS [xxxx-xx]	[Number] shares will vest in [Number] year on [Date] (such date the “Vesting Date”).

OPTICAL CABLE CORPORATION and its successors and assigns (the “Company”) hereby grants to [Name] (the “Participant”) effective [Date] (the “Grant Date”), a Stock Award, as defined in the Plan (the “Award”), pursuant to the Optical Cable Corporation 2017 Stock Incentive Plan (approved on March 28, 2017), as amended by the First Amendment to the Optical Cable Corporation 2017 Stock Incentive Plan (approved on March 29, 2022), (together, the “Plan”), a copy of which has been provided to the Participant, covering the above stated number of shares (the “Restricted Shares”) of common stock of the Company (“Common Stock”).

The Compensation Committee of the Board of Directors (the “Compensation Committee”) approved this Award and recommended its approval to the Board of Directors of the Company, and concurrent with the approval by the Board of Directors, the Award was granted to the Participant pursuant to the terms of the Plan.

The Plan is administered by the Compensation Committee, or alternatively and as appropriate, the Board of Directors (in either case, the “Committee”). Any controversy that arises concerning this Award or the Plan shall be resolved by the Committee as it deems proper, and any decision of the Committee shall be final and conclusive.

The terms of the Plan are hereby incorporated into this Award by this reference. In the case of any conflict between the Plan and this Award, the terms of the Plan shall control. Capitalized terms not defined in this Award shall have the meaning assigned to such terms in the Plan.

Now, therefore, in consideration of the foregoing and the mutual covenants hereinafter set forth:

1. The Company hereby grants to the Participant an Award covering the Restricted Shares, subject to the terms and conditions of this Award and the Plan.

2. Unless otherwise determined by the Committee, the Award will vest, and the restrictions applicable to Restricted Shares shall lapse (with the shares no longer subject to the restrictions set forth herein being referred to as “Unrestricted Shares”), in [Number] year(s) according to the schedule set forth above.

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3. Unless otherwise determined by the Committee or as otherwise provided herein, in the event that Participant’s membership on the Board of Directors of the Company terminates before the earlier of (i) [Date] (the next regular annual meeting of shareholders) or (ii) the Award is vested and the restrictions on the Restricted Shares have lapsed, then the Participant will, upon the date of termination of Participant’s membership on the Board of Directors (as reasonably fixed and determined by the Company), forfeit the Restricted Shares and the Company will be the owner of such Restricted Shares and will have the right, without further action by Participant, to transfer such Restricted Shares into its name.

4. If a Change in Control (as defined in the Plan) occurs while the Participant is serving on the Board of Directors, any unvested Restricted Shares granted hereunder will vest in full and become Unrestricted Shares upon the occurrence of the Change in Control.

5. In the event of the Participant’s death or Disability (as defined in the Plan, and subject to any required compliance with applicable laws or regulations) while the Participant is serving on the Board of Directors, any unvested Restricted Shares granted hereunder will vest in full and become Unrestricted Shares upon the occurrence of such an event.

6. Participant will not sell, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares (or any interest in such shares) prior to the Vesting Date as to which the restrictions applicable to such shares lapse.

7. Prior to the Vesting Date, the Company will, at its option, reflect Participant’s ownership of the Restricted Shares in book-entry form with the Company’s transfer agent or through the issuance of one or more stock certificates. If the Company elects to reflect ownership through the issuance of stock certificates, such certificates will be held in escrow with the Corporate Secretary of the Company in accordance with the provisions of this Award and the Plan. Subject to terms of this Award and the Plan, Participant will have certain rights of a shareholder with respect to the Restricted Shares while they are held in escrow or in book-entry form, including, without limitation, the right to vote the Restricted Shares. Cash dividends declared, if any, on such shares will be accrued without interest until and paid at such time that the restrictions applicable to such shares lapse or forfeited at such time as such shares are forfeited. If, from time to time prior to the date that the Award is vested and the restrictions on the Restricted Shares have lapsed, there is (i) any stock dividend, stock split or other change in the Restricted Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which Participant is entitled by reason of his ownership of the Restricted Shares shall be held on his behalf by the Company in book-entry form or through the issuance of one or more stock certificates and held in escrow pursuant to this section until vesting pursuant to the schedule applicable to the underlying Restricted Shares, at which time all restrictions shall lapse.

8. As described in the Plan, in the event of certain corporate transactions or other actions or events, the Committee may take such actions with respect to this Award as it deems appropriate and consistent with the Plan.

9. Participant understands that Participant (and not the Company) is responsible for any tax liability that may arise as a result of the transaction contemplated by this Award. Participant understands that Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”) taxes as ordinary income the difference between the amount paid for the Restricted Shares and the fair market value of the Restricted Shares as of the date the restrictions on such shares lapse. Participant may satisfy applicable withholding taxes by any manner permitted by the Plan, subject to the consent of the Committee, including, having the Company retain a sufficient number of shares from the distribution to be made to Participant. Participant understands that Participant may elect to be taxed at the time of the Award, rather than when the restrictions lapse, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the Grant Date. Participant (and not the Company) is solely responsible for filing any such election. Participant acknowledges that he or she has not received any tax advice from the Company or its representatives and is relying solely on the tax advice provided by his or her personal tax advisors, if any, with respect to the subject matter hereof.

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10. If any provision of this Award should be deemed void or unenforceable for any reason, it shall be severed from the remainder of the agreement, which shall otherwise remain in full force and effect.

11. The Company may, in its discretion, delay removal of the restrictions on the Restricted Shares or delivery of any certificate required upon vesting of the Award until (i) the admission of such shares to list on any stock exchange (including NASDAQ) on which the Common Stock may then be listed, (ii) the completion of any registration or other qualification of such shares under any state or federal law, ruling, or regulation of any governmental regulatory body that the Company shall, in its sole discretion, determine if necessary or advisable, and (iii) the Company shall have been advised by counsel that it has complied with all applicable legal requirements.

12. Any notice to be given under the terms of this Award shall be addressed to Optical Cable Corporation, to the attention of the Chief Financial Officer, 5290 Concourse Drive, Roanoke, VA 24019, and any notice to be given to Participant or to his or her personal representative shall be addressed to him or her at the address set forth below or to such other address as either party may, hereafter, designate in writing to the other. Notices shall be deemed to have been duly given if mailed, postage prepaid, addressed as aforesaid.

13. The Participant may accept this Award, subject to the registration and listing of the shares issuable under the Plan, by signing and returning the enclosed copy of this Award. The Participant’s signature will also evidence his or her agreement to the terms and conditions set forth herein and to which this Award is subject.

14. Along with this Award, the Participant hereby acknowledges receipt of a copy of the Plan and the Prospectus for the Plan. The Participant further acknowledges receipt of a copy of the Company’s Equity Ownership and Retention Policy for Non-Employee Directors, as recommended by the Compensation Committee and as adopted by Board of Directors effective February 14, 2006. Also, if the Participant has previously been granted an award under the Plan, or any predecessor stock incentive plan, the Participant hereby acknowledges that he or she has received all of the reports, proxy statements and other communications generally distributed to the holders of the Company’s securities since the date(s) of such grant(s) and no later than the times of such distributions.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Award to be signed, as of the Grant Date shown above.

OPTICAL CABLE CORPORATION

By:

I hereby acknowledge receipt of this Award, the Plan, and the Prospectus for the Plan, and I agree to conform to all terms and conditions of this Award and the Plan.

Name	Date

Signature	Address

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